ENDRA Life Sciences Announces Cash Strategy and Business Update in Response to COVID-19

ANN ARBOR, MI / April 13, 2020 / ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA), the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced a series of proactive measures the company has taken to reduce costs in response to the COVID-19 global pandemic, as well as a business update.

The cash-conserving steps include:

●
Implementing a cash salary reduction of 33% for the company’s management team for the remainder of 2020. In lieu of cash, the company is paying this portion of management salaries in the form of restricted stock units.
●
Amending its Director Compensation Policy to provide that its non-employee directors’ annual retainers for the second, third and fourth fiscal quarters of 2020 will be paid in the form of restricted stock units instead of cash.

"As the COVID-19 pandemic has unfolded, ENDRA has taken preemptive actions to align the company's cost structure with this environment, while also ensuring our ability to bring the TAEUS system to market in 2020," said Francois Michelon, CEO of ENDRA.

"We continue to interact with existing and potential partners via audio and video conferencing technology to advance our strategic plan. With that in mind, we are implementing our European Union commercialization plan elements, as previously outlined in our March 17 press release and March 26 conference call, and are advancing our 510(k) application in the United States for filing in this quarter, which should position the company to receive clearance in the second half of 2020," concluded Michelon."

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like CT or MRI, but at 1/50th of the cost, at the point of patient care. TAEUS is designed to work in concert with the over one million ultrasound systems in use globally today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures.www.endrainc.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations regarding the registration of our TAEUS device in European jurisdictions and the timing of a U.S. 510(k) regulatory submission and clearance for our TAEUS device; plans relating to our supply chain and commercialization of the TAEUS device, including its adoption by clinicians; and expectations concerning ENDRA's product development and business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those inthe forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company & Investor Relations Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com